EXHIBIT 99.1

Recruiter.com Announces Annual Meeting and CEO Transition

Meeting to be held on Friday, 11:00 a.m. Eastern time on March 22, 2024

Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) ("Company"), announced its Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, March 22, 2024, at 11:00 a.m. Eastern time ("ET"). Voting at the Annual Meeting is for shareholders of record as of March 8, 2024.

Shareholder Meeting

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The complete Annual Meeting materials and proxy forms will soon be available and located at https://www.virtualshareholdermeeting.com/RCRT2024. At this web page, you will find complete meeting materials, proxy forms, and instructions on how to join the Annual Meeting online and submit questions. We encourage you to cast votes and lodge questions ahead of the meeting.

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Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

•	If any shareholder has not received their Annual Meeting package in the mail or via email, please get in touch with the Company at investors@recruiter.com.

•	For any additional information and questions about the Annual Meeting, please contact investors@recruiter.com.

CEO Appointment

The Company is pleased to announce the appointment of Granger Whitelaw as its new Chief Executive Officer, succeeding Miles Jennings. Mr. Jennings will continue to contribute to the Company as a Director, interim Chief Financial Officer, and CEO of a subsidiary of the Company, with a specific focus on facilitating the planned strategic spinout of certain assets of the current company.

Mr. Whitelaw brings a wealth of experience to the role, with over three decades of leadership in finance, operations, sales, marketing, mergers and acquisitions, corporate governance, and business development. His diverse background spans multiple industries, including media, aviation, racing, entertainment, software, technology, consumer products, and real estate, both domestically and internationally.

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Board Changes

The Company also announced changes to its Board of Directors. Granger Whitelaw and Lillian Mbeki are joining as Directors, replacing Timothy O’Rourke and Robert Heath, to whom the Company extends its gratitude for their years of service. The new slate of directors will be presented for shareholder affirmation at the Annual Meeting.

About Recruiter.com Group, Inc.

Recruiter.com is a versatile recruiting platform that provides flexible talent acquisition solutions scaling from startups to the Fortune 100. With an expansive network of recruiting professionals and sophisticated recruitment marketing automation, Recruiter.com solves complex hiring challenges for businesses across the globe.

For investor information, please visit https://investors.recruiter.com

•	LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/
•	LinkedIn Company Page: https://www.linkedin.com/company/1240434
•	Twitter Company Page: https://twitter.com/recruiterdotcom
•	Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Forward-Looking Statements

This press release includes statements that may be considered forward-looking within the context of the Private Securities Litigation Reform Act of 1995 and under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. These statements are based on the current expectations, estimates, forecasts, and projections about the sectors Recruiter.com Group, Inc. (the Company) operates in and the beliefs and assumptions of our management team.

Terms such as "expects," "anticipates," "aims," "projects," "plans," "believes," "estimates," and similar expressions or future or conditional verbs such as "will," "should," "would," "may," and "could" are intended to identify forward-looking statements. These include statements about our anticipated financial performance, market position, product development, growth potential, and future plans and objectives.

Risks and Uncertainties

We advise readers that these forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to differ significantly from those expressed or implied. Such risks include, but are not limited to, market conditions, competition, and regulatory changes, as well as those items mentioned in our latest filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Third-Party Information

We do not endorse or accept any responsibility for third-party projections or data referenced in this press release. Any reliance on such information is at the user's own risk.

No Solicitation

Nothing in this press release should be construed as an offer to sell, or a solicitation of an offer to buy, any securities of the Company, nor will there be any sale of these securities in any jurisdiction where such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that jurisdiction.

Investor Contact

investors@recruiter.com

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